Exhibit 10.213

TERMINATION OF LEASE

(Adcare)

THIS TERMINATION OF LEASE (the “Agreement”) is effective as of January 15, 2019, by and among Georgia Lessor - Bonterra/Parkview, Inc., a Maryland limited liability company (“Landlord”) and ADK Bonterra/Parkview, LLC, a Georgia limited liability company (“Tenant”).

RECITALS

A.Landlord is the owner of certain real property, improvements and fixtures thereon, related rights thereto and personal property comprising the following skilled nursing facilities (the “Facilities”): (1) Parkview Manor Nursing Home, and (2) Bonterra Nursing Center.

B.Pursuant to that certain Third Amended and Restated Multiple Facilities Lease dated October 29, 2010, as amended by the First Amendment to Third Amended and Restated Multiple Facilities Lease dated June 14, 2013, and the Second Amendment to Third Amended and Restated Multiple Facilities Lease dated September 1, 2015 (collectively, the “Lease”) between Landlord and Tenant, Landlord is leasing the Facilities to Tenant. Under the terms of the Lease, Tenant has paid to Landlord a security deposit in the amount of $375,000 (the “$375,000 Deposit”). On the Termination Effective Date Landlord will return to Tenant the $375,000 Deposit as set forth in this Agreement.

C.Landlord and Tenant desire to terminate the Lease effective as of the date of this Agreement (the “Termination Effective Date”) pursuant to the terms and conditions of this Agreement.

D.Tenant has subleased the Facilites (the “Adcare Sublease”) to 2801 Felton Avenue, L.P. and 460 Auburn Avenue, L.P. (“Subtenants”) and following the termination of the Lease, Landlord will lease the Facilities to Subtenants or affiliates of Subtenants (the “Direct Lease”). Under the Adcare Sublease, Subtenants have paid Tenant a security deposit in the amount of $170,000 (the “$170,000 Deposit”). On the Termination Effective Date Tenant will pay Landlord the $170,000 Deposit which Landlord will apply as security deposit under the Direct Lease and held by Landlord in accordance with the Direct Lease.

E.Capitalized terms used, but not defined, in this Agreement shall have the meaning given to such terms in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the parties hereto agree as follows:

1.Termination of Lease; Release; Further Assurances.

(a)Termination of Lease. As of the Termination Effective Date, the Lease is terminated; provided, however, that all obligations which by their terms survive the termination of the Lease shall survive the termination of the Lease pursuant to this Agreement and all obligations which by their terms would not survive the termination of the Lease shall be terminated.

(b)Conveyance. Tenant hereby assigns, transfers and conveys to the applicable Landlord (i) all of Tenant’s “Personal Property” as defined in the Lease, and (ii) all of Tenant’s right, title and interest (including beneficial interests), if any, in and to the “Leased Property” as defined in the Lease. Landlord agrees to accept all such Personal Property and Leased Property “as is, where is” in its current condition with all defects. On the Termination Effective Date, Tenant shall give up possession of the Facilities as contemplated by this Agreement.

(c)Release by Tenant and Guarantors. Effective as of the Termination Effective Date, Tenant and each Guarantor hereby release and forever discharge Landlord and its respective successors, assigns, agents, equity holders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, and affiliates, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct, or indirect or otherwise arising prior to each Termination Effective Date; provided, however, that such release and discharge shall not release Landlord for failure to comply with the terms and conditions of this Agreement.

(d)Further Assurances. Tenant and each Guarantor shall, on request of the other party, from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement, including, but not limited to, such deeds, bills of sale, UCC assignments, and other documents as Landlord may reasonable request.

2.Security Deposits; January Rent. On the Termination Effective Date, Tenant will pay Landlord the $170,000 Deposit and upon its receipt of the $170,000 Deposit, Landlord will apply the $170,000 Deposit to security deposit under the Direct Lease. On the Termination Effective Date, Landlord will pay Tenant the $375,000 Deposit in immediately available funds in addition to any other payments due Tenant under this Agreement. Since Tenant has paid the monthly Rent payment under the Lease on January 1, 2019, Landlord will refund Tenant the prorated rent from January 16, 2019 through January 31, 2019; Landlord and Tenant acknowledge and agree that the amount of this prorated Rent is $86,963.31 (the “Rent Proration Amount”). Further, Tenant acknowledges and agrees that the rent under the due from Subtenant under the Sublease has been paid through January 15, 2019 and that Tenant will not charge Subtenant any further amounts under the Sublease.

3.Termination Fee. As consideration for Tenant agreeing to terminate the Lease prior to the end of the Term, Landlord agrees to pay Tenant a termination fee in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) (the “Termination Fee”), to be paid by Landlord on the Termination Effective Date.

4.Netting of Payments. Landlord and Tenant agree that the amount due under this Agreement shall be netted such that Landlord shall pay Tenant a net sum of $1,491,963.31 (the “Total Due Tenant”) (the sum of the Termination Fee plus the $375,000 Deposit less the $170,000 Deposit plus the Rent Proration Amount) on the Termination Effective Date. The indefeasible receipt by Tenant of the Total Due Tenant shall be a condition precedent to the occurrence of the Termination Effective Date.

5.Legal Fees and Expenses. Each party shall pay its own legal fees and expenses in connection with this Agreement.

6.Miscellaneous Provisions.

(a)Successors and Assigns. The terms, covenants, and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors, and permitted assigns.

(b)Authority of the Parties. Each of the parties executing this Agreement hereby represents and warrants to the others that it has all requisite power and authority, corporate or otherwise, to enter into and deliver this Agreement.

(c)No Brokerage Fee. Each Party hereto represents to the other Party hereto that no brokerage or other similar fee is due under or in connection with the execution and performance of this Agreement. Each Party agrees to indemnify, defend, and hold the other Party harmless from any loss or expense incurred in connection with any breach of the foregoing representation.

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Termination of Lease - Adcare (Parkview/Bonterra)

(JJB 1-18-19)

(d)Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement via telephone facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. Subject to the other provisions hereof, this Agreement shall become effective when each of the parties has received a counterpart of this Agreement executed by the other parties to this Agreement or a copy of such executed Agreement signed in counterparts.

(e)Attorneys’ Fees. In any dispute or action between the parties arising out of this Agreement, the prevailing party shall be entitled to seek to have and recover from the other party such amount as the court may adjudge reasonable as attorneys’ fees and expenses together with costs of litigation incurred by the prevailing party, in additional to all other amounts provided at law.

(f)Amendment. Any alteration, change or modification of or to this Agreement, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged.

(g)Severability. If any term, provision, condition or covenant of this Agreement or its application to any party or circumstances shall be held, to any extent, invalid or unenforceable, the remainder of this Agreement, or the application of the term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected, and shall be valid and enforceable to the fullest extent permitted by law.

(h)Integration. This Agreement contains the entire understandings among the parties relating to the matters set forth herein. All prior or contemporaneous agreements, understandings, representations and statements with respect to the subject matters hereof, whether direct or indirect, oral or written, are merged into and superseded by this Agreement, and shall be of no further force or effect.

(i)Cooperation of Parties. Each party agrees to sign any other and further instruments and documents and take such other actions as may be reasonably necessary or proper in order to accomplish the intent of this Agreement, so long as the terms thereof are fully consistent with the terms of this Agreement.

(j)Governing Law. This Agreement shall be construed under the laws of the State of Maryland.

(k)EACH OF TENANT AND GUARANTORS CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF MARYLAND AND GEORGIA AND AGREES THAT ALL DISPUTES CONCERNING THIS AGREEMENT BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF GEORGIA OR IN MARYLAND. EACH OF TENANT AND GUARANTORS AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF GEORGIA OR MARYLAND AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF GEORGIA AND OF MARYLAND.

(l)LANDLORD, TENANT, AND GUARANTORS HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE SUBLEASES OR THE INTERPRETATION, BREACH OR ENFORCEMENT HEREOF OR THEREOF.

[Signature Page Follows]

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Termination of Lease - Adcare (Parkview/Bonterra)

(JJB 1-18-19)

SIGNATURE PAGE TO TERMINATION OF LEASE

(Adcare)

LANDLORD:
Georgia Lessor - Bonterra/Parkview, Inc., a Maryland limited liability company
By:	/s/ Vikas Gupta
Name:	Vikas Gupta
Title:	Senior Vice President - Acquisitions and Development

STATE OF MARYLAND	)
) ss.
COUNTY OF BALTIMORE	)

This instrument was acknowledged before me on January 10, 2019, by Vikas Gupta, the Senior Vice President - Acquisitions and Development of Georgia Lessor - Bonterra/Parkview, Inc., a Maryland limited liability company, on behalf of such company.

/s/ Judith A Jacobs
Notary Public, State of Maryland County of Baltimore	Notary Public, Baltimore County, MD My Commission expires: May 12, 2020
My Commission expires May 12, 2020

Signature Page 1 of 2

SIGNATURE PAGE TO TERMINATION OF LEASE

(ADCARE)

TENANT:

ADK Bonterra/Parkview, LLC, a Georgia
Limited liability company

By:	/s/ Brent Morrison
Name:	Brent Morrison
Title:

STATE OF GEORGIA	)
) ss.
COUNTY OF FULTON	)

This instrument was acknowledged before me on January 22, 2019, by Brent Morrison, Manager of ADK Bonterra/Parkview, LLC, a Georgia limited liability company, on behalf of such company.

/s/ Ansley S. Zeitler
Ansley S. Zeitler, Notary Public
My Country of Residence: FulTon
My Commission expires: December 12, 2021

Signature Page 2 of 2